                                                                    EXHIBIT 21.1

                               THE PANTRY, INC.

                                Subsidiaries


         Name of Subsidiary               State of Incorporation
         ------------------               ----------------------
         R & H Maxxon, Inc.               South Carolina
         Kangaroo, Inc.                   Georgia